Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Martin de Laureal
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400
STEWART ENTERPRISES REGAINS COMPLIANCE
WITH NASDAQ LISTING STANDARDS
JEFFERSON, LA, April 11, 2006 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEIE) announced today that it has regained compliance with Nasdaq’s listing standards. The trading symbol for the Company’s Class A Common Stock will return to “STEI” at the opening of trading on Thursday, April 13, 2006.
Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 230 funeral homes and 144 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.